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                                                                     Exhibit 5.1

               GROSS, KLEINHENDLER, HODAK, HALEVY, GREENBERG & CO.

July 20, 2004


ELSCINT LIMITED
13 Mozes Street, Tel-Aviv 67442
Israel

Ladies and Gentlemen:

We have acted as counsel to Elscint Limited, a company organized under the laws of the State of Israel (the "Company"), in connection with its filing of a registration statement on Form S-8 (the "Registration Statement") being filed with the United States Securities and Exchange Commission under the Securities Act of 1933, relating to (a) registration of 721,500 of the Company's ordinary shares, par value NIS 0.05 per share, that have been issued by the Company under the 2001 Incentive Plan to Employees and Officers (the "2001 Plan"), and (b) registration of 116,00 ordinary shares issuable upon the exercise of share options that either have been, or may after the date hereof be, granted by the Company under 2003 Incentive Plan to Employees and Officers (the "2003 Plan").

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Association, (ii) the 2001 Plan and the 2003 Plan and (iii) resolutions of the Company's Board of Directors, the Company's Shareholders, and the Company's Audit Committee. We have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 37,500 ordinary shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2001 Plan and 2003 Plan, will be validly issued, fully paid and non-assessable under Israeli law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
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Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.